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                                                                 EXHIBIT 10.19

                               SEVERANCE AGREEMENT

         AGREEMENT, dated and effective as of July 20, 2001 ("Agreement"), between TRADESTATION GROUP, INC., a Florida corporation ("TSGroup"), and FARSHID TAFAZZOLI ("Departing Person").

                              PRELIMINARY STATEMENT

         From December 29, 2000 through July 20, 2001, Departing Person has served as an employee, officer and director of TSGroup and/or one or more of its subsidiaries (the Company and its subsidiaries are hereinafter collectively referred to as "Company") in the positions of: Vice President of Brokerage Technology of TSGroup; director of TSGroup; Chief Information Officer of TradeStation Securities, Inc.; and director of TradeStation Securities, Inc. In connection with the termination of Departing Person's employment with Company, Departing Person and Company have agreed to create certain rights and obligations as set forth in this Agreement. The purpose of this Agreement is to support an amicable termination of the employment and agency relationships between the parties, for the mutual benefit of all parties, and to settle any and all disputes the parties have concerning to what payments Departing Person is entitled as a result of termination of such employment and agency relationships.

         NOW, THEREFORE, in consideration of the foregoing, and the consideration exchanged by the parties in, by and through this Agreement, the receipt and sufficiency of which are conclusively acknowledged by each party, the parties agree as follows:

         1. PRELIMINARY STATEMENT. Each party represents and warrants to the other that the Preliminary Statement is correct and accurate.

         2. RESIGNATIONS. Departing Person hereby voluntarily resigns as a director and as Vice President of Brokerage Technology of TSGroup, and hereby voluntarily resigns as a director and as Chief Information Officer of its subsidiary, TradeStation Securities, Inc., and from any and all other employment and agency relationships with Company. The Forms U5 filed in connection with such resignations shall reflect that the resignations are voluntary, and Departing Person shall, in connection with the foregoing resignations, execute, file and/or deliver all such forms and documents as are required by applicable law or regulations or otherwise appropriate or reasonably requested by Company. In connection with such resignations, Departing Person shall promptly return to Company all property and materials of Company of any kind and nature, tangible or intangible, in Departing Person's possession or under his control.

         3. SEVERANCE PAY. In lieu of all payments, sums, amounts and other compensation to which Departing Person may be entitled under Departing Person's employment agreement with TSGroup or any other agreement or arrangement with
Company: (a) Company shall continue to pay Departing Person his base salary (at the rate of $200,000 per annum) through December 29, 2002 (such payments shall be made in the same manner and at the same times, and subject to the same withholding procedures and practices, as the payments of his base salary prior to his termination of employment); (b) TSGroup shall pay Departing Person the sum of $50,000 within three (3) business days of the date of this Agreement



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(subject to normal withholding procedures and practices); (c) assuming Departing
Person exercises his COBRA rights, TradeStation Securities, Inc. shall pay the basic premium, solely for Departing Person (and not for any dependents and not for any additional or premium benefits) through December 2002; and (d) Departing Person shall be entitled to keep his Company portable telephone and telephone number through December 2001 (but shall pay all usage charges). The Company and Departing Person shall make arrangements for Departing Person to receive on CD-ROM copies of any personal files on Departing Person's Company personal computer.

         4. RELEASE. Simultaneously with the execution and delivery of this Agreement, Departing Person shall execute and deliver to Company the General Release of All Claims, a copy of which is attached as Exhibit "A," and shall comply with and observe all terms and conditions of such General Release of All Claims, it being understood and agreed that the execution, delivery, performance and observance by Departing Person of the General Release of All Claims is a material inducement to TSGroup entering into this Agreement. TSGroup represents and warrants to Departing Person that, based solely on the actual knowledge on the date hereof of the executive management of TSGroup, there are no facts relating to Departing Person's acts, omissions or conduct as an officer, director or employee of Company that shall serve as the basis for any claim of any kind by Company against Departing Person.

         5. CONFIDENTIALITY. Company and Departing Person agree that the existence and terms of this Agreement are strictly confidential and neither party shall disclose or disseminate any information concerning any term of this Agreement except as necessary or appropriate to comply with applicable laws, rules, regulations, court or administrative orders and the like, and except that each party, as appropriate, may make disclosure to its or his legal or tax advisors.

         6. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, both substantive and remedial. Each of Company and Departing Person agrees that this Agreement and any controversies of any nature whatsoever arising under or relating to this Agreement shall be subject to the exclusive jurisdiction of the courts of Miami-Dade County, Florida, and Miami-Dade County, Florida shall be the exclusive jurisdiction and venue for any disputes, actions or lawsuits arising out of or relating to this Agreement or the matters contemplated hereby. The parties to this Agreement irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect thereof, in Miami-Dade County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Miami-Dade County, Florida has been brought in an inconvenient forum.

         7. ENTIRE AGREEMENT. This Agreement (together with the General Release of All Claims) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and there are no promises, agreements, conditions, undertakings, warranties or representations, whether written or oral, express or implied, between the parties other than as set forth herein. Except as otherwise expressly set forth in this Agreement or the General Release of All Claims, and except for the Indemnity Agreement between TSGroup and Departing Person and any indemnification rights that may exist under TSGroup's bylaws or Florida law, this Agreement supersedes and replaces any and all other agreements of any kind or nature between Departing



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Person and TSGroup that relate in any way to the performance of, or failure to perform, duties of Departing Person for Company and the parties' respective rights and obligations with respect to matters that arise therefrom. This Agreement cannot be amended, supplemented or modified except by an instrument in writing signed by the parties against whom enforcement of such amendment, supplement or modification is sought.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                              TRADESTATION GROUP, INC., a Florida corporation


                              By:      /s/ MARC J. STONE
                                 -----------------------------------------
                                    Name:       MARC J. STONE
                                         ---------------------------------
                                    Title:      VICE PRESIDENT
                                          --------------------------------


                              By:      /s/ FARSHID TAFAZZOLI
                                 -----------------------------------------
                                           FARSHID TAFAZZOLI



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